Exhibit 10.3

LEASE

THIS LEASE (the “Lease”) is made as of December 31, 2021 between Universal Health Realty Income Trust, a Maryland real estate investment trust (“Lessor”), having its principal office at 367 South Gulph Road, King of Prussia, Pennsylvania 19406 and Aiken Regional Medical Centers, LLC, a South Carolina limited liability company (“Lessee”), which is a subsidiary of Universal Health Services, Inc., a Delaware corporation (“UHS”).

W I T N E S S E T H

WHEREAS, Lessor, as buyer, and Lessee, as seller, entered into that certain Purchase and Sale Agreement pursuant to which Lessor agreed to purchase (the “Purchase”) from and simultaneously lease to Lessee that certain real property and the improvements thereon commonly known as Aiken Regional Medical Centers, 302 University Parkway, Aiken, SC 29801 (the “Leased Property”) and more particularly described on Schedule A attached hereto; and

WHEREAS, the closing (the “Closing”) of the Purchase occurred on December 31, 2021 and Lessor is now the owner in fee simple of the Leased Property; and

WHEREAS, simultaneously with the Closing, the parties entered into that certain Master Lease Document, General Terms and Conditions, dated of even date herewith, together with all amendments thereto (the “Master Lease”); and

WHEREAS, the parties wish to outline in further detail their agreement with regard to the Leased Property.

NOW, THEREFORE, the parties hereto, in consideration of the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

1.Incorporation of Master Lease. The Master Lease is hereby incorporated herein in its entirety as though each and every part thereof were set forth in full herein.

2.Description of Leased Property. The Leased Property demised pursuant to Article I of the Master Lease is that property located at the following street address:

Aiken Regional Medical Centers

302 University Parkway

Aiken, SC 29801

The Land referred to in the Master Lease is more particularly described in Schedule A hereto.

3.Fixed Term. The Fixed Term of this Lease is twelve (12) years, commencing on January 1, 2022 (the “Commencement Date”) and ending on December 31, 2033.

4.Extended Terms. Subject to the terms of Article XIX of the Master Lease, Lessee is hereby granted the right to renew the Lease for seven five (5)-year optional renewal terms (“Extended Terms”) for a maximum term if all such options are exercised of thirty-five (35) years after the expiration of the Fixed Term.

5.Rental. The Minimum Rent payable pursuant to Section 3.1(a) of the Master Lease for the first lease year, which begins on January 1, 2022, is the annual sum of $3,894,750.00 payable in equal monthly installments of $324,562.50.  Beginning on January 1, 2023 and thereafter on each January 1 during the Fixed Term, Minimum Rent shall be increased by 2.25% on a cumulative and compounded basis.

6.Rental Determination During the Extended Terms. For the Extended Terms, the Minimum Rent shall be at the then current Fair Market Rental.

7.Notice. Lessee’s address for Notices pursuant to Article XXXIV of the Master Lease is:

c/o Universal Health Services, Inc.
367 South Gulph Road
P.O. Box 61558
King of Prussia, Pennsylvania 19406-0958
Attention: President

with copy to:

c/o Universal Health Services, Inc.
367 South Gulph Road
P.O. Box 61558
King of Prussia, Pennsylvania 19406-0958
Attention: General Counsel

8.Nonliability of Lessor and Trustees. The Declaration of Trust of Lessor, a copy of which, together with all amendments, is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name “Universal Health Realty Income Trust” refers to the Trustees collectively as Trustees, but not individually or personally. No Trustee, officer, shareholder, employee or agent of Universal Health Realty Income Trust shall be held to have any personal liability, jointly or severally, for any obligation of, or claim against, Lessor. All persons dealing with Lessor in any way shall look only to the assets of Lessor for the payment of any sum or performance of any obligation.

9.Brokerage. Lessee and Lessor represent that neither has dealt with a broker or finder in connection with this Lease. Lessee or Lessor, as applicable, shall indemnify, defend (with legal counsel reasonably acceptable to the other) and save harmless the other from and against all liability, claims, suits, demands, judgments, costs, interest and expenses (including, without limitation, reasonable counsel fees and disbursements incurred in the defense thereof) to which the other may be subject or suffer by reason of any claim made for any commission, reimbursement or other compensation arising from or as a result of a claim by any broker or finder that it dealt with such party in connection with the consummation of this Lease.

10.Defined Terms. All terms used but not defined in this Lease shall, for the purposes hereof, have the respective meanings ascribed to such terms in the Master Lease.

11.Successors and Assigns. The covenants, agreements, terms and conditions contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

12.Amendments in Writing. This Lease may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

13.Effectiveness. This Lease shall not be binding in any respect upon Lessor until a counterpart hereof is executed by Lessor and delivered to Lessee.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized partners, trustees or officers as of the date first above written.

LESSOR:

Universal Health Realty Income Trust, a Maryland real estate investment trust

By:   /s/ Cheryl K. Ramagano
Name: Cheryl K. Ramagano
Title: Vice President & Treasurer

LESSEE:

Aiken Regional Medical Centers, LLC, a South Carolina limited liability company

By: UNIVERSAL HEALTH SERVICES, INC., its sole member

By: /s/ Steve Filton____________Steve Filton, Executive Vice President and Chief Financial Officer

[Signature Page to UHT Aiken Lease]

Schedule A

PROPERTY DESCRIPTION

UHT Aiken Lease- 5 -